UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2012

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 29, 2012, Sunrise Senior Living Investments, Inc. (“SSLII”) and Sunrise Senior Living Management, Inc. (“SSLMI”), each a wholly owned subsidiary of Sunrise Senior Living, Inc. (the “Company”), completed the previously announced transactions contemplated by a Transfer Agreement dated June 4, 2012 (the “Transfer Agreement”) by and among SSLI, SSLMI and CHT Partners, LP (“CHT”), a subsidiary of CNL Healthcare Trust, Inc.

Pursuant to the Transfer Agreement, SSLII contributed seven senior living facilities (the “Facilities”) which were indirectly wholly owned by SSLII to a new joint venture (the “JV”) formed between SSLII and CHT. The Facilities consist of Sunrise on Connecticut Avenue in Washington, DC, Sunrise of Santa Monica in Santa Monica, CA, Sunrise at Siegen in Baton Rouge, LA, Sunrise of Metairie in Metairie, LA, Sunrise of Gilbert in Gilbert, AZ, Sunrise of Louisville in Louisville, KY and Sunrise at Fountain Square in Lombard, IL (the latter five communities are from Pool 19 and Pool 21 referenced in the supplemental financial information filed as Exhibit 99.2 to the Company’s Form 8-K filed on May 1, 2012).

Pursuant to the Transfer Agreement and through a series of related transactions, SSLII contributed its indirect 100% ownership interest in the Facilities along with its share of transaction and closing costs to the JV. CHT contributed approximately $57 million along with its share of transaction and closing costs to the JV. The JV is owned approximately 55 percent by CHT and approximately 45 percent by SSLII, with a gross valuation of approximately $226 million.

Prior to and as a condition to closing, SSLII and CHT obtained new financing for five of the Facilities and modified the existing financing on two of the Facilities (the “Refinancing”).  In connection with the Refinancing, approximately $50 million of CHT’s contribution to the JV was used to pay down the existing financing on the five Facilities that were refinanced.  The JV has approximately $125 million of indebtedness collateralized by the seven Facilities.  In addition, SSLII received an approximate $5 million cash distribution from the JV immediately following closing.

As of the closing, the JV owns the Facilities, which will now be managed by SSLMI under new management agreements that provide for a management fee of six percent of community revenues.  The parties have entered into a new joint venture agreement that provides for the rights and obligations of SSLII and CHT in the JV, including SSLII’s right, at its option, to purchase CHT’s interest in the JV, subject to certain restrictions and conditions.

As a result of the completion of the transactions contemplated by the Transfer Agreement, the Facilities will no longer be consolidated in the Company’s financial results commencing June 29, 2012.

Item 7.01. Regulation FD Disclosure.

On July 3, 2012, the Company issued a press release regarding the transfer of the Facilities as described in Item 2.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Pro Forma Financial Information

The following unaudited pro forma financial statements of Sunrise Senior Living, Inc. after giving effect to the Transfer Agreement are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

•                  Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2012 and explanatory notes thereto

•                  Unaudited Pro Forma Consolidated Statements of Operations for the Twelve Months ended December 31, 2011 and the Three Months ended March 31, 2012 and explanatory notes thereto

(c) Not applicable

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 2.1

Transfer Agreement dated June 4, 2012 by and among Sunrise Senior Living Investments, Inc., CHT Partners, LP and Sunrise Senior Living Management, Inc. (Schedules and exhibits to the Transfer Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.)

Exhibit 99.1	Press Release issued by Sunrise Senior Living, Inc. dated July 3, 2012

Exhibit 99.2	Unaudited Pro Forma Consolidated Financial Statements for the twelve months ended December 31, 2011 and as of and for the three months ended March 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: July 6, 2012	By:	/s/ C. Marc Richards
Name: C. Marc Richards

Exhibit Index

Exhibit No.	Description

2.1

Transfer Agreement dated June 4, 2012 by and among Sunrise Senior Living Investments, Inc., CHT Partners, LP and Sunrise Senior Living Management, Inc. (Schedules and exhibits to the Transfer Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.)

99.1	Press Release issued by Sunrise Senior Living, Inc. dated July 3, 2012

99.2	Unaudited Pro Forma Consolidated Financial Statements for the twelve months ended December 31, 2011 and as of and for the three months ended March 31, 2012